                                                                   EXIHIBIT 99.1


                                                   [METAL MANAGEMENT, INC. LOGO]



                                             METAL MANAGEMENT, INC.
                                             500 N. DEARBORN STREET o SUITE 405
                                             CHICAGO, ILLINOIS 60610
                                             www.mtlm.com
                                             NASDAQ:  MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com


FOR IMMEDIATE RELEASE
MAY 26, 2005


     METAL MANAGEMENT REPORTS FOURTH QUARTER AND RECORD FISCAL 2005 RESULTS

         FISCAL 2005:
            -  SALES INCREASED 57% TO $1.7 BILLION
            -  NET INCOME INCREASED 80% TO $92.3 MILLION
            -  EPS WAS A RECORD $3.74

CHICAGO - May 26, 2005 - Metal Management, Inc. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced results for the fourth quarter and fiscal year ended March 31, 2005.

For the fiscal year ended March 31, 2005, consolidated net sales totaled $1.7 billion with net income of $92.3 million, or $3.74 per diluted common share. EBITDA(1) (as defined) was $167.1 million in the fiscal year.

For the fourth quarter ended March 31, 2005, consolidated net sales increased by over 25% from the quarter ended March 31, 2004 to $462.2 million, while net income was $16.2 million. Earnings per diluted common share was $0.64 for the fourth quarter ended March 31, 2005.

FISCAL YEAR HIGHLIGHTS
- Consolidated net sales of $1.7 billion for the fiscal year ended March 31, 2005 represented an increase of 57% over net sales of $1.1 billion for the fiscal year ended March 31, 2004.

- EBITDA (as defined) of $167.1 million increased more than 66% compared to EBITDA (as defined) of $100.4 million in the year ended March 31, 2004.

- Net income of $92.3 million, or $3.74 per diluted common share, compared to net income of $51.4 million, or $2.27 per common diluted share for the fiscal year ended March 31, 2004.


--------

(1) EBITDA is defined by the company to be earnings before interest, taxes, depreciation, amortization, non-cash and non-recurring expense (income), income from joint ventures, gain (loss) on sale of fixed assets, other income (expense), stock-based compensation expense, and gain (loss) on debt extinguishment. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of performance typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

- Debt under the Company's credit facility was eliminated in the fiscal year ended March 31, 2005. The company ended the fiscal year with superior financial flexibility and a cash position of $52.8 million.

-    More than 5.1 million tons of metal were processed and sold or brokered.

-    Ferrous yard shipments increased by 6% to approximately 4.7 million tons.

- Non-ferrous shipments increased by nearly 18% to approximately 499 million pounds.

- The Company turned inventories quickly to mitigate market risk, manage capital deployed and meet the needs of our customers, turning ferrous inventories 14 times and non-ferrous inventories (excluding stainless and alloy) 16 times.

- The Company entered into a joint venture to create Metal Management Nashville, LLC, expanding the Company's geographic footprint and its ability to serve important consumers.

- The Company entered into a joint venture to create Port Albany Ventures LLC, which increases Metal Management's opportunities in the stevedoring and material handling businesses and provides additional opportunities to expand our business in the Northeast.

- Dividends of $0.075 per share were paid, for the first time in Metal Management's history, in both the third and fourth quarters.

FOURTH QUARTER HIGHLIGHTS
- Consolidated net sales of $462.2 million for the quarter ended March 31, 2005 represented an increase of over 25% over net sales of $368.7 million for the quarter ended March 31, 2004.

- EBITDA (as defined) of $31.5 million in the quarter ended March 31, 2005, compared to EBITDA (as defined) of $45.6 million in the quarter ended March 31, 2004.

- Net income was $16.2 million or $0.64 per diluted common share, compared to $24.3 million or $1.02 per common diluted share for the quarter ended March 31, 2004.

-    More than 1.3 million tons of metal were processed and sold or brokered.

-    Increased ferrous yard shipments by 9% to approximately 1.2 million tons.

-    Increased non-ferrous shipments by 14% to approximately 131 million pounds.

Daniel W. Dienst, Chairman, Chief Executive Officer and President said, "Fiscal 2005 was an outstanding year for Metal Management despite challenging industry conditions in the first and fourth quarters. We processed or brokered more than 5 million tons of scrap metals, solidifying our position as one of the largest scrap processors in the world and a leader in recycling and raw material management. It is a testament to this Company's talented employees that our financial and operational performance once again exceeded our expectations and I want to thank them all for their continued dedication and hard work."

Mr. Dienst continued, "The combination of our people, assets, locations, and technology enabled the Company to deliver outstanding results. We are particularly proud of Metal Management's strong performance in the fourth quarter, in which we generated significant earnings while ferrous scrap metal prices declined. We appreciate the continued support of our consumers, customers, and trading partners and we look forward to building upon and expanding these important relationships. With our national footprint, strong balance sheet and international reach, we are well positioned to evaluate growth opportunities as they present themselves."

INVESTOR CONFERENCE CALL
Metal Management will host its Fourth Quarter and Year-End Results Conference Call and Webcast at 11:00 am EDT (10:00 am CDT) on May 26, 2005. The conference call can be accessed by dialing 800-901-5247 passcode 65181449. International callers can dial 617-786-4501 passcode 65181449. The conference will also be accessible via the web at www.mtlm.com by following the link on the investor section. A replay of the call will be available by dialing 888-286-8010 passcode 19869526 through June 2, 2005. International callers can dial 617-801-6888 passcode 19869526 for the replay.

ABOUT METAL MANAGEMENT, INC.
Metal Management is one of the largest full service metal recyclers in the United States, with approximately 40 recycling facilities in 15 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.

FORWARD LOOKING STATEMENTS
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2005, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and underfunded defined benefit pension plans.

                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                                          |       THREE            THREE
                                                              YEAR ENDED     YEAR ENDED   |   MONTHS ENDED         MONTHS
                                                               MARCH 31,     MARCH 31,    |     MARCH 31,        MARCH 31,
                                                                 2005           2004      |       2005              2004
                                                              ----------    -----------   |   -----------       -----------
                                                                                          |
NET SALES                                                     $1,701,958    $ 1,083,413   |   $   462,222       $   368,668
Cost of sales                                                  1,460,614        923,000   |       409,558           305,309
                                                              ----------    -----------   |   -----------       -----------
Gross profit                                                     241,344        160,413   |        52,664            63,359
                                                                                          |
General and administrative                                        79,816         60,963   |        22,866            18,591
Depreciation and amortization                                     18,634         18,193   |         4,738             4,657
Non-cash and non-recurring expense                                     0          6,198   |             0             6,198
                                                              ----------    -----------   |   -----------       -----------
OPERATING INCOME                                                 142,894         75,059   |        25,060            33,913
                                                                                          |
Income from joint ventures                                        14,200          8,300   |         2,352             4,559
Interest expense                                                  (3,298)        (6,925)  |          (415)           (1,279)
Interest and other income (expense), net                             257           (902)  |           231              (718)
Loss on debt extinguishment                                       (1,653)          (363)  |             0                 0
                                                              ----------    -----------   |   -----------       -----------
                                                                                          |
Income before income taxes                                       152,400         75,169   |        27,228            36,475
Provision for income taxes                                        60,150         23,780   |        11,038            12,172
                                                              ----------    -----------   |   -----------       -----------
NET INCOME                                                    $   92,250    $    51,389   |   $    16,190       $    24,303
                                                              ==========    ===========   |   ===========       ===========
                                                                                          |
Basic earnings per share                                      $     3.96    $      2.42   |   $      0.68       $      1.11
                                                              ==========    ===========   |   ===========       ===========
                                                                                          |
Diluted earnings per share                                    $     3.74    $      2.27   |   $      0.64       $      1.02
                                                              ==========    ===========   |   ===========       ===========
                                                                                          |
Cash dividends declared per share                             $     0.15    $      0.00   |   $     0.075       $      0.00
                                                              ==========    ===========   |   ===========       ===========
                                                                                          |
Weighted average common shares outstanding                        23,279         21,243   |        23,862            21,947
                                                              ==========    ===========   |   ===========       ===========
                                                                                          |
Weighted average diluted common shares outstanding                24,659         22,653   |        25,294            23,860
                                                              ==========    ===========   |   ===========       ===========

Note: Per share amounts and shares outstanding in the above table reflect the two for one stock split which was paid in the form of a stock dividend on April 20, 2004 to stockholders of record on April 5, 2004.

                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                    RECONCILIATION TO GAAP FINANCIAL MEASURES
                                 (in thousands)


                                                                                |      THREE          THREE
                                                                                |      MONTHS         MONTHS
                                                YEAR ENDED     YEAR ENDED       |      ENDED          ENDED
                                                 MARCH 31,      MARCH 31,       |     MARCH 31,      MARCH 31,
                                                   2005           2004          |       2005           2004
                                                ----------     ----------       |    ----------     ----------
                                                                                |
Net income                                       $  92,250      $  51,389       |     $  16,190      $  24,303
                                                                                |
Add Back:                                                                       |
    Depreciation and amortization                   18,634         18,193       |         4,738          4,657
    Tax provision                                   60,150         23,780       |        11,038         12,172
    Non-cash and non-recurring expense                   0          6,198       |             0          6,198
    Stock-based compensation expense                 4,823            972       |         1,524            848
    Income from joint ventures                     (14,200)        (8,300)      |        (2,352)        (4,559)
    Interest expense                                 3,298          6,925       |           415          1,279
    Interest and other (income) expense, net          (257)            16       |          (231)            (3)
    Loss on sale of fixed assets                       747            886       |           213            721
    Loss on debt extinguishment                      1,653            363       |             0              0
                                                 ---------      ---------       |     ---------      ---------
EBITDA (AS DEFINED)                              $ 167,098      $ 100,422       |     $  31,535      $  45,616
                                                 =========      =========       |     =========      =========